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                                  Exhibit 21

             ALLEGIANT PHYSICIAN SERVICES, INC. AND SUBSIDIARIES

                        Subsidiaries of the Registrant

                              December 31, 1995

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
                                              State of              %
Subsidiary                                    Incorporation         Owned
- ------------------------------------------    ----------------      ---------
Allegiant Physician Services, Inc. (1)         Delaware              100%
Clinical Information Networks, Inc. (2)        Delaware              100%
Premier Locun Tenens, Inc.                     Delaware              100%
National Pain Institute, Inc.                  Delaware              96.5%
Texas NPI Management Company, Inc.             Texas                 100%
Pain Relief Network of Arizona, Inc.           Arizona               100%
Pain Relief Network of Nevada, Inc.            Nevada                100%
Pain Relief Network, Inc.                      Delaware              100%
Quest Staffing Solutions, Inc.                 Delaware              80%
AHP Acquisition Company, LLC                   Texas                 20%


(1) Formerly Premier Anesthesia, Inc.
(2) Formerly Premier Anesthesia Systems, Inc.